Exhibit 10.4

Partner Agreement Between

OZ Advisors II LP and James Levin

This Partner Agreement dated as of November 10, 2010 (the “Admission Date”) (as amended, modified, supplemented or restated from time to time, this “Agreement”) reflects the agreement of OZ Advisors II LP (the “Partnership”) and James Levin (the “Limited Partner”) with respect to certain matters concerning (i) the admission of the Limited Partner to the Partnership upon the Admission Date, (ii) the grant by the Partnership to the Limited Partner on the date hereof of Class D-4 Common Units (as defined below) under the Amended and Restated Och-Ziff Capital Management Group LLC 2007 Equity Incentive Plan (as amended, modified, supplemented or restated from time to time, the “Plan”), and (iii) his rights and obligations under the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 30, 2009 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”).  This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreement).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement.

1. Admission of the Limited Partner.  Pursuant to the provisions of Section 3.1(f) of the Limited Partnership Agreement, the General Partner hereby designates a new series of Class D Common Units, which shall be “Class D-4 Common Units.”  The award of Class D-4 Common Units has been approved under the Plan.  The Limited Partner shall be deemed admitted as a limited partner of the Partnership at the time the Limited Partner and the General Partner have each executed this Agreement and the signature page of the Limited Partnership Agreement attached hereto and the General Partner shall cause the Limited Partner to be named as a Limited Partner in the books of the Partnership and the Partnership shall issue to the Limited Partner the number of Class D-4 Common Units set forth on Schedule A hereto pursuant to and subject to the Plan.  Upon such admission, the Limited Partner's initial Capital Account balance shall be as set forth on Schedule A hereto.  The Limited Partner is hereby designated as an “Original Partner” (for purposes of the Limited Partnership Agreement) by the General Partner and the rights, duties and obligations of the Limited Partner under the Limited Partnership Agreement following his admission to the Partnership shall, except to the extent modified by the terms of this Agreement, be the same as those of the previously admitted Original Partners thereunder.  Following the Admission Date, the Limited Partner shall be eligible to participate in any benefit plans or programs sponsored or maintained by the Partnership and its Affiliates (including, without limitation, any life insurance, disability insurance and liability insurance), on the same general terms provided to other Individual Limited Partners.

2. Withdrawal, Vesting and Non-Compete Provisions.

(a) Withdrawal and Vesting Provisions.  The following changes shall apply to the provisions of Sections 2.13(g), 8.3(a)(ii) and 8.4(b) of the Limited Partnership Agreement with respect to the Limited Partner and his Related Trusts, if any, and his or their Common Units: (i) references therein to the Closing Date shall be deemed to refer to the Admission Date, (ii) their Common Units shall be treated as Class A Common Units thereunder, and (iii) if any Class D-4 Common Units are reallocated thereunder, each Class D-4 Common Unit shall automatically convert into a Class A Common Unit upon such reallocation but will remain subject to the same vesting requirements as the Class D-4 Common Units of the Limited Partner had been before his Withdrawal.

(b) Non-Competition Covenant.  Notwithstanding any provisions hereof or of the Limited Partnership Agreement to the contrary, the Restricted Period with respect to the Limited Partner shall, solely for purposes of Section 2.13(b)(i) of the Limited Partnership Agreement, conclude on the last day of the 12-month period immediately following the date of the Limited Partner's Special Withdrawal or Withdrawal.

(c) Cross-References.  References in the Limited Partnership Agreement to Sections thereof (including Sections 2.13(b), 2.13(g), 8.3(a)(ii) and 8.4(b)) that are modified by this Agreement shall be deemed to refer to such Sections as modified hereby.

3. Acknowledgment.  The Limited Partner acknowledges that he has been given the opportunity to ask questions of the Partnership and has consulted with counsel concerning this Agreement to the extent the Limited Partner deems necessary in order to be fully informed with respect thereto.

4. Miscellaneous.

(a) Any notice required or permitted under this Agreement shall be given in accordance with Section 10.10 of the Limited Partnership Agreement.

(b) Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by both parties hereto.

(c) This Agreement and any amendment hereto made in accordance with Section 4(b) hereof shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(d) If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof, and no invalidity or unenforceability of any provision shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

(e) The failure by any party hereto to enforce at any time any provision of this Agreement, or to require at any time performance by any party hereto of any provision hereof, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party hereto thereafter to enforce each and every such provision in accordance with its terms.

(f) The Limited Partner acknowledges and agrees that, in the event of any conflict between the terms of the Limited Partnership Agreement and the terms of this Agreement with respect to the rights and obligations of the Limited Partner, the terms of this Agreement shall control.  Except as specifically provided herein, this Agreement shall not otherwise affect any of the terms of the Limited Partnership Agreement.

IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING LLC,
a Delaware limited liability company

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

THE LIMITED PARTNER:

/s/ James Levin
Name: James Levin

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

OZ ADVISORS II LP

SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned and the undersigned, do hereby agree to be bound by the terms and provisions set forth in this Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING LLC,
a Delaware limited liability company

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

/s/ James Levin
Name: James Levin

Schedule A: The Limited Partner's Interest in the Partnership

Common Units	Number issued to the Limited Partner upon the Admission Date	Initial Capital Account Balance
Class D-4 Common Units	1,500,000	$0